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                                                                     EXHIBIT 8.2

                                                                October 27, 1998

Clearview Cinema Group, Inc.,
     97 Main Street,
          Chatham, New Jersey 07928.

Ladies and Gentlemen:

     We have acted as counsel to Clearview Cinema Group, Inc. ("Clearview") in connection with the Proxy Statement of Clearview forming a part of the Registration Statement on Form S-4 of Cablevision Systems Corporation filed with the Securities and Exchange Commission on October 27, 1998 and hereby confirm to you our opinion set forth under the heading "CERTAIN TAX CONSEQUENCES OF THE MERGER" in the Proxy Statement/Prospectus included in the Registration Statement, subject to the assumptions set forth under such heading.

     We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and to the reference to us under the caption "CERTAIN TAX CONSEQUENCES OF THE MERGER" in the Registration Statement and the Proxy Statement/Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                            /s/ KIRKPATRICK & LOCKHART LLP